                                                                 Exhibit 99
                                                                 ----------
              MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                          CAPITALIZATION SCHEDULE
                               (In millions)

Set forth below is the capitalization of the company as of March 31, 1994:

Debt(a):

  Secured debt:
     Capital lease obligations ...........................      $  651
     Other secured obligations ...........................           4
                                                                ------
       Total secured debt ................................         655
                                                                ------
  Unsecured debt:
     Senior Notes, net ...................................       1,511
     Senior Debentures, net...............................         884
     Commercial Paper ....................................           5
     Other unsecured debt.................................         119
                                                                ------
       Total unsecured debt ..............................       2,519
                                                                ------
          Total debt .....................................       3,174
                                                                ------

Stockholders' equity:
     Series D convertible preferred stock, $.10 par value,
       authorized and outstanding 13,736 shares...........           1
     Common stock, $.10 par value, authorized 800 million
       shares, issued 592 million shares..................          60
     Additional paid in capital...........................       2,540
     Retained earnings....................................       2,994
     Treasury stock at cost, 52 million shares............        (733)
                                                                ------
          Total stockholders' equity......................       4,862
                                                                ------
          Total capitalization............................      $8,036
                                                                ======

(a) See Note 3 of Notes to Consolidated Financial Statements on pages 35 and 36 of the company's Annual Report on Form 10-K for the year ended December 31, 1993 for additional information concerning the company's capital lease obligations, which are obligations of subsidiaries of the company that are guaranteed by the company. Interest rates on capital lease obligations, on a weighted average basis, approximated 7.7% per annum at March 31, 1994.

     For additional information concerning the company's long-term debt, see
     Note 4 of Notes to Consolidated Financial Statements on pages 36 through 38 of the company's Annual Report on Form 10-K for the year ended December 31, 1993.